EXHIBIT 32



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     In connection with the Quarterly Report of Tongji  Healthcare  Group,  Inc.
(the "Company") on Form 10-QSB for the period ended September 30, 2007 as filed with the Securities and Exchange Commission (the "Report"), Yun-hui Yu, the President and Chief Executive Officer and Wei-dong Huang, the Principal Financial Officer of the Company, certify, pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that to the best of their knowledge:

(1) The Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

(2) The information contained in the Report fairly presents, in all material respects the financial condition and results of the Company.


                                          TONGJI HEALTHCARE GROUP, INC.



November 12, 2007                           /s/ Yun-hui Yu
                                          -------------------------------------
                                          Yun-hui Yu, President and Chief
                                                Executive Officer


November 12, 2007                          /s/ Wei-dong Huang
                                          ------------------------------------
                                          Wei-dong Huang, Principal Financial
                                                Officer